Ex-e.5
                                                           JACKSON NATIONAL LIFE
                                                            INSURANCE COMPANY(R)

                                            Home Office: Lansing, Michigan 48951
                                                                     WWW.JNL.COM

FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE
PREMIUM ALLOCATION/BENEFIT SELECTION

MUST ACCOMPANY THE APPLICATION.
COMPLETE FOR ALL VUL INSURANCE POLICIES.

------------------------------------------------------------------------------------------------------------------------------------
POLICY OWNER  Proposed Insured's Name (first, middle initial, last)    Date of Birth (mm/dd/yyyy)       SSN (include dashes)
AND
PROPOSED      ----------------------------------------------------------------------------------------------------------------------
INSURED       Policy Owner's Name, if other than Proposed Insured (first, middle initial, last)         Date of Birth (mm/dd/yyyy)

              SSN/TIN (include dashes)

              ----------------------------------------------------------------------------------------------------------------------
              Joint Policy Owner's Name, if other than Proposed Insured (first, middle initial, last)   Date of Birth (mm/dd/yyyy)

              SSN/TIN (include dashes)

------------------------------------------------------------------------------------------------------------------------------------

PREMIUM ALLOCATION
Please select from the available allocation options by entering whole percentages in the left-hand columns. Subsequent payments will be invested in the selected allocation options unless JNL(R) is otherwise instructed. USE WHOLE PERCENTAGES ONLY.

SOURCE OF MONTHLY DEDUCTIONS
You may indicate the percentages of the monthly deductions to be withdrawn from the portfolios listed below by entering whole percentages (MUST TOTAL 100%) in the right-hand columns. If you do not enter percentages, monthly deductions will be subtracted from all portfolios in proportion to their value on the Monthly Anniversary.

                                                    SOURCE OF
   PREMIUM              PORTFOLIOS                   MONTHLY
 ALLOCATION                                        DEDUCTIONS
                         JNL/AIM
 ____________      International Growth            ____________
 ____________        Large Cap Growth              ____________
 ____________       Global Real Estate             ____________
 ____________        Small Cap Growth              ____________


                   JNL/CAPITAL GUARDIAN
 ____________        Global Balanced               ____________
 ____________   Global Diversified Research        ____________
 ____________     International Small Cap          ____________
 ____________       U.S. Growth Equity             ____________


                     JNL/CREDIT SUISSE
 ____________    Global Natural Resources          ____________
 ____________            Long/Short                ____________


                        JNL/EAGLE
 ____________           Core Equity                ____________
 ____________         SmallCap Equity              ____________


                 JNL/FRANKLIN TEMPLETON
 ____________         Global Growth                ____________
 ____________            Income                    ____________
 ____________         Mutual Shares                ____________
 ____________        Small Cap Value               ____________


                      JNL/GOLDMAN SACHS
 ____________           Core Plus Bond             ____________
 ____________        Emerging Markets Debt         ____________
 ____________            Mid Cap Value             ____________
 ____________         Short Duration Bond          ____________


                      JNL/JPMORGAN
 ____________      International Value             ____________
 ____________         MidCap Growth                ____________
 ____________ U.S. Government & Quality Bond       ____________


                         JNL/LAZARD
 ____________         Emerging Markets              ____________
 ____________           Mid Cap Equity              ____________
 ____________          Small Cap Equity             ____________

                          JNL/M&G
 ____________          Global Basics                ____________
 ____________         Global Leaders                ____________


                 JNL/MELLON CAPITAL MANAGEMENT
 ____________               JNL 5                   ____________
 ____________                25                     ____________
 ____________         Select Small-Cap              ____________
 ____________         JNL Optimized 5               ____________
 ____________                VIP                    ____________
 ____________        Dow(SM) Dividend               ____________
 ____________          European 30                  ____________
 ____________          Nasdaq(R) 25                 ____________
 ____________     NYSE(R) International 25          ____________
 ____________          Pacific Rim 30               ____________
 ____________             S&P 24                    ____________
 ____________           S&P SMid 60                 ____________
 ____________          Value Line 30                ____________
 ____________          S&P 500(R) Index             ____________
 ____________       S&P(R) 400 MidCap Index         ____________
 ____________           Small Cap Index             ____________
 ____________         International Index           ____________
 ____________            Bond Index                 ____________
 ____________        Communications Sector          ____________
 ____________       Consumer Brands Sector          ____________
 ____________          Financial Sector             ____________
 ____________         Healthcare Sector             ____________
 ____________          Oil & Gas Sector             ____________
 ____________         Technology Sector             ____________
 ____________    Enhanced S&P 500 Stock Index       ____________


                        JNL/OPPENHEIMER
 ____________            Global Growth              ____________


                           JNL/PAM
 ____________            Asia ex-Japan              ____________
 ____________            China-India                ____________


                          JNL/PIMCO
 ____________            Real Return                ____________
 ____________         Total Return Bond             ____________


                        JNL/PPM AMERICA
 ____________             Core Equity               ____________
 ____________           High Yield Bond             ____________
 ____________            Mid Cap Value              ____________
 ____________           Small Cap Value             ____________
 ____________            Value Equity               ____________


                         JNL/RED ROCKS
 ____________         Listed Private Equity         ____________


                          JNL/SELECT
 ____________              Balanced                 ____________
 ____________            Money Market               ____________
 ____________                Value                  ____________


                       JNL/T. ROWE PRICE
 ____________         Established Growth            ____________
 ____________           Mid-Cap Growth              ____________
 ____________                Value                  ____________


                         JNL/S&P STRATEGIC
 ____________          Competitive Advantage        ____________
 ____________         Dividend Income & Growth      ____________
 ____________             Intrinsic Value           ____________
 ____________               Total Yield             ____________

 ____________            FIXED ACCOUNT             ____________


                            TOTALS
 ____________          (MUST EQUAL 100%.)          ____________

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REBALANCING

If you wish to establish rebalancing for your asset allocation indicate the start date and frequency of rebalancing below.

START DATE for Rebalancing /1/ (mm/dd/yyyy):____________________

FREQUENCY of Rebalancing: __ Monthly  __ Quarterly __ Semiannually  __ Annually

/1/ Start date must be after the allocation date. If no start date is selected, rebalancing will begin on the Monthly
Anniversary one period (as selected) from the date JNL receives this form at its Service Center in Good Order.

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DEATH BENEFIT QUALIFICATION TEST

If purchasing an Ultimate Investor or Jackson National Life Advisor VUL policy, select one of the following death benefit qualification tests (ONCE SELECTED, THIS CHOICE MAY NOT BE CHANGED.):

  __ Guideline Premium and Cash Value Corridor Test
  __ Cash Value Accumulation Test

CASH VALUE ACCUMULATION TEST NOT AVAILABLE
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BENEFITS AND RIDERS

WAIVER OPTIONS (SELECT ONLY ONE)
   __ Waiver of Specified Premium
      Amount to be waived annually: $____________
   __ Waiver of Monthly Deductions
--------------------------------------------------------------------------------
DEATH BENEFIT OPTIONS

Select only one:

   __ Death Benefit Option A
   __ Death Benefit Option B
   __ Death Benefit Option C /1/

/1/ The Guaranteed Death Benefit Rider is not included if this option is selected
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TRANSFER INSTRUCTIONS

COMPLETE THIS SECTION IF YOU ARE TRANSFERRING ASSETS FROM ANOTHER POLICY OR CONTRACT. THE APPROXIMATE AMOUNT OF TRANSFER IS THE NET AMOUNT TO BE SENT TO JNL.

APPROXIMATE AMOUNT OF TRANSFER: $____________

TRANSFER TYPE (ONLY NON-QUALIFIED FUNDS CAN BE ACCEPTED)

        __ NON-1035 EXCHANGE FUNDS
        __ LIFE INSURANCE POLICY, 1035 EXCHANGE
           __ This Policy is a Modified Endowment Contract (MEC).
           __ An existing loan with approximate value of $____________ is being transferred. (This amount will be allocated to the loan account as collateral for the loan.)
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TELEPHONE/ELECTRONIC AUTHORIZATION

I (We) authorize Jackson National Life(R) (JNL) to accept fund transfers, allocation changes, and loan requests via telephone, Internet, or other electronic medium from me (us) and my (our) Representative (subject to JNL's then-current administrative procedures). JNL has procedures designed to provide reasonable assurances that telephone/electronic authorizations are genuine. If JNL fails to employ such procedures, it may be held liable for losses resulting from a failure to use such procedures. I (We) agree that JNL, its affiliates and subsidiaries shall not be liable for losses incurred in connection with telephone/electronic instructions received, and acted on in good faith, notwithstanding subsequent allegations of error or mistake in connection with any such transaction instruction.

DO YOU AUTHORIZE THESE TYPES OF TRANSFERS? __ YES __ NO (If no election is made, JNL will default to "No" for residents of North Dakota and North Carolina, or to "Yes" for residents of all other states.)

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ELECTRONIC RECEIPT OF STATEMENTS/CORRESPONDENCE

I __ CONSENT __ DO NOT CONSENT to electronic delivery of annual and semi-annual reports, quarterly and immediate confirmation statements, prospectuses and prospectus supplements, and related correspondence (except ____________________) from Jackson National Life, when available.

There is no charge for electronic delivery. Please make certain you have given us a current e-mail address. Also let us know if that e-mail address changes as we will need to notify you of a document's availability through e-mail. To view an electronic document, you will need Internet access. You may request paper copies, whether or not you also decide to revoke your consent for electronic delivery, at any time and for no charge. Please contact the appropriate JNL Service Center to update your e-mail address, revoke your consent to electronic delivery, or request paper copies.

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

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SUITABILITY

TO BE COMPLETED BY THE POLICY OWNER.

1. Do you believe that the Policy applied for will meet your insurance and financial objectives?..................................................................................... __ Yes __ No

2. Do you understand that the death benefit, policy value, and surrender value may increase or decrease depending on the experience of the Fixed Account and portfolios?.............................. __ Yes __ No

3. Do you understand that upon issue of the Policy the initial premium will be allocated to a
   Fixed Account until the Allocation Date? (Please see the prospectus for details.)......................... __ Yes __ No

4. Did you receive a copy of the prospectus?................................................................. __ Yes __ No

5. Do you understand that the Policy applied for may lapse if the net policy value less any applicable surrender charge becomes insufficient to cover the Policy's monthly deductions?................ __ Yes __ No

6. Do you understand that any personalized illustrations received are based on a hypothetical rate of return assumption that may not be indicative of actual future investment experience of the portfolio(s) or actual interest credited to the Fixed Account?..................................... __ Yes __ No

                      Date of the prospectus (mm/dd/yyyy):_____________________________

                         THE DEATH BENEFIT PROCEEDS AND AMOUNTS IN THE PORTFOLIO(S)
                            ARE NOT GUARANTEED AND MAY INCREASE OR DECREASE BASED
                             UPON THE INVESTMENT EXPERIENCE OF THE PORTFOLIO(S).

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PREMIUM RECEIVED IN EXCESS OF IRC PREMIUM LIMITATIONS

For Premiums received within 15 days prior to a Policy Anniversary you authorize Jackson National Life to hold any Premium in excess of any Internal Revenue Code 7702 or 7702A premium limits to be applied in the next Policy Year. Please see the Premium and Premium Limits section of your prospectus for information on these limits. No interest will be paid on funds held for this reason and the funds will not be protected by any insurance guaranty fund or deposit insurance until they are applied as Premium.

Premiums received within 15 days prior to a Policy Anniversary will be considered Premium for the next Policy Year for any applicable Sales Charges.

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SIGNATURES

Policy Owner's Signature                                Date Signed (mm/dd/yyyy)

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Joint Policy Owner's Signature (if applicable)          Date Signed (mm/dd/yyyy)

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Representative's Signature                              Date Signed (mm/dd/yyyy)

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         ---------------------------------------------------------------
         Not FDIC/NCUA insured * Not Bank/CU guaranteed * May lose value
                Not a deposit * Not insured by any federal agency
         ---------------------------------------------------------------


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